UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2005

Far East Energy Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-32455	88-0459590
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 N. Sam Houston Parkway E., Suite 205, Houston, Texas		77060
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	832-598-0470

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On January 19, 2005, Far East Energy Corporation (the "Company"), Phillips China, Inc. and J.P. Morgan Trust Company, N.A. entered into an Amended and Restated Escrow Agreement to reflect amendments, effective on December 17, 2004, to the farmout agreements between the Company and Phillips China, Inc. for the Qinnan block and Shouyang block in the Shanxi Province in China. The amendments reflected in the Amended and Restated Escrow Agreement include:

• Extension of the escrow account termination from January 31, 2005 to December 31, 2005.

• Provision for the increase in the amount of the escrow account by $1,600,000 to a total of $2,600,000 in the event that the Company does not complete the drilling of the first horizontal well under Phase II of the Shanxi production sharing contract by June 30, 2005.

• Provision that, notwithstanding the requirement to increase the amount of the escrow account to $2,600,000 on June 30, 2005, and subject to certain events described in the Amended Farmout Agreements (as defined in the Amended and Restated Escrow Agreement), the Company shall have the right, each time subject to the prior written consent of Phillips China, Inc., to drawdown amounts required to fund operations in Phase II after June 30, 2005. Each such drawdown shall not exceed $250,000.

The above discussion of the Amended and Restated Escrow Agreement is a summary description of certain terms and conditions of that agreement and is qualified in its entirety by the terms and conditions of that agreement. For complete descriptions of the rights and obligations summarized in this report, reference must be made to the Amended and Restated Escrow Agreement attached hereto as Exhibit 10.01 and incorporated by reference hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.01 Amended and Restated Escrow Agreement between Far East Energy Corporation, Phillips China, Inc. and J.P. Morgan Trust Comapny, N.A. dated January 19, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Far East Energy Corporation

January 21, 2005	By:	Bruce N. Huff

Name: Bruce N. Huff
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.01	Amended and Restated Escrow Agreement between Far East Energy Corporation, Phillips China, Inc. and J.P. Morgan Trust Company N.A. dated January 19, 2005.